EXHIBIT 10.19

NONQUALIFIED STOCK OPTION AGREEMENT

Empire Minerals Corp. 2007 Stock Incentive Plan

AGREEMENT (“Agreement”), dated _____________ by and between Empire Minerals Corp., a Delaware corporation (the “Company”), and ____________ (the “Participant”).

Preliminary Statement

The Board of Directors of the Company (the “Board”) or a committee appointed by the Board (the “Committee”) to administer the Empire Minerals Corp. 2007 Stock Incentive Plan (the “Plan”), has authorized this grant of a non-qualified stock option (the “Option”) on ____________ (the “Grant Date”) to purchase the number of shares of the Company’s common stock, par value $.00001 per share (the “Common Stock”) set forth below to the Participant, as a Eligible Employee of the Company or an Affiliate (collectively, the Company and all Subsidiaries and Parents of the Company shall be referred to as the “Employer”).

Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. For the convenience of the Participant, capitalized terms used but not defined herein and defined in the Plan have been set forth hereto in Exhibit A. A copy of the Plan has been delivered to the Participant. By signing and returning this Agreement, the Participant (i) acknowledges having received and read a copy of the Plan and this Agreement, (ii) agrees to comply with the Plan, this Agreement and all applicable laws and regulations, (iii) acknowledges that the Company has not provided any tax advice to the Participant regarding the grant or future exercise of the Option or the subsequent sale or transfer of shares of Common Stock issuable hereunder, and (iv) understands that the Participant should consult with the Participant’s personal financial, accounting and tax advisors regarding the same to the extent the Participant deems necessary.

Accordingly, the parties hereto agree as follows:

1.

 Tax Matters. No part of the Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Code.

2.

 Grant of Option. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, the Participant is hereby granted an Option to purchase from the Company _________ shares of Common Stock, at a price per share of $0.50, which is the Fair Market Value of a share of Common Stock on the Grant Date (the “Option Price”).

3.

 Vesting and Exercise.

(a) General. Subject to the provisions of Sections 3(b), 3(c) and 4 hereof, the Option shall vest and become exercisable as follows, provided that the Participant has not incurred a Termination prior to each such vesting date:

Vesting Date	Number of Shares

_________________	___________

The Options shall vest proportionately in the periods prior to each vesting date. To the extent that the Option has become vested and exercisable with respect to a number of shares of Common Stock as provided herein, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein and in accordance with Sections 6.3(c) and 6.3(d) of the Plan, including, without limitation, by the filing of any written form of exercise notice as may be required by the Committee and payment in full of the Option Price multiplied by the number of shares of Common Stock underlying the portion of the Option exercised. Upon expiration of the Option, the Option shall be canceled and no longer exercisable.

(b) Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the Option at any time.

(c)  (i)  At  the election of the Optionee, all or any part of the Options that have vested and have not been earlier terminated may be exercised in lieu of making the cash payment to the Company of the aggregate Option Exercise Price by electing instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (“Cashless Exercise”):

Net Number = (A x (B - C))/B

(ii)

For purposes of the foregoing formula:

A= the total number shares with respect to which the Option is then being exercised.

B= the lesser of: the last reported sale price (as reported by Bloomberg) of the Common Stock on the trading day immediately preceding the date of the date of receipt by the Company of the notice of exercise or the last sale price of the Common Stock in the Company’s last capital financing.  Such financing must have been completed no more than ninety (90) days prior to the exercise date.

C= the Option Exercise Price then in effect at the time of such exercise.

4.

Option Term. The term of the Option shall be five (5) years from the Grant Date, subject to earlier termination in the event of the Participant’s Termination as specified in Section 5 hereof; provided, however, that the Option shall terminate and be of no further force or effect on the second anniversary of the Grant Date if the Registration Date does not occur prior to the second anniversary of the Grant Date.

5.

Termination.

Notwithstanding any provision to the contrary in the Plan.  Any portion of the Option that is not vested as of the date of the Participant’s Termination for any reason shall vest as of the date of such Termination.

6.

 Restriction on Transfer of Option. No part of the Option shall be Transferred other than by will or by the laws of descent and distribution and during the lifetime of the Participant, may be exercised only by the Participant or the Participant’s guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (except as provided by law or herein), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to Transfer the Option or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, such transfer shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.

7.

Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any shares covered by the Option unless and until the Participant has become the holder of record of the shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan.

8.

Provisions of Plan Control. This Agreement is subject to all of the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any exercise notice or other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

9.

Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Chief Financial Officer of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

10.

No Obligation to Continue Service. This Agreement is not an agreement of service. This Agreement does not guarantee the Participant’s position as a Non-Employee Director of the Employer for any specific time period, nor does it modify in any respect the Employer’s right to terminate or modify the Participant’s service or compensation at any time.

11.

Section 409A Compliance. To the extent applicable, the Board or the Committee may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement (in a manner determined by the Board or Committee in its sole discretion) solely to comply with Section 409A of the Code and the regulations promulgated thereunder, subject to the terms and conditions of the Plan.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

EMPIRE MINERALS CORP.

By:
Name:	Diego E. Roca
Title:	Executive VP & CFO

Participant

Signature

EXHIBIT A

The following terms used but not defined in the Agreement and defined in the Plan have been provided below for the convenience of the Participant but are qualified in their entirety by the full text of such terms in the Plan.

A.

“Acquisition Event” means a merger or consolidation in which the Company is not the surviving entity, any transaction that results in the acquisition of all or substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or the sale or transfer of all or substantially all of the Company’s assets.

B.

“Affiliate” means each of the following:  (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company; (d) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.

C.

“Appreciation Award” means any Award under this Plan of any Stock Option, Stock Appreciation Right or Other Stock-Based Award, provided that such Other Stock-Based Award is based on the appreciation in value of a share of Common Stock in excess of an amount equal to at least the Fair Market Value of the Common Stock on the date such Other Stock-Based Award is granted.

D.

“Award” means any award under this Plan of any Stock Option, Stock Appreciation Right, Restricted Stock, Performance Share, Other Stock-Based Award or Performance-Based Cash Awards.  All Awards shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.

E.

“Board” means the Board of Directors of the Company.

F.

“Cause” means with respect to a Participant’s Termination of Employment or Termination of Consultancy from and after the date hereof, the following:  (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to: (i) a Participant’s conviction of, or plea of guilty or nolo contendere to, a felony; (ii) perpetration by a Participant of an illegal act, or fraud which could cause significant economic injury to the Company; (iii) continuing willful and deliberate failure by the Participant to perform the Participant’s duties in any material respect, provided that the Participant is given notice and an opportunity to effectuate a cure as determined by the Committee; or (iv) a Participant’s willful misconduct with regard to the Company that could have a material adverse effect on the Company; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter.  With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

G.

“Change in Control” has the meaning set forth in Section 13.2.

H.

“Change in Control Price” has the meaning set forth in Section 13.1.

I.

“Code” means the Internal Revenue Code of 1986, as amended.  Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

J.

“Committee” means:  (a) with respect to the application of this Plan to Eligible Employees and Consultants, a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom shall be (i) a “non-employee director” as defined in Rule 16b-3; (ii) to the extent required by Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code; and (iii) an “independent director” for purposes of the applicable stock exchange rules; and (b) with respect to the application of this Plan to Non-Employee Directors, the Board.  To the extent that no Committee exists that has the authority to administer this Plan, the functions of the Committee shall be exercised by the Board.  If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

K.

“Common Stock” means the common stock, $0.0001 par value per share, of the Company.

L.

“Company” means Empire Minerals Corp., a Delaware corporation, and its successors by operation of law.

M.

“Consultant” means any individual or entity who provides bona fide consulting or advisory services to the Company or its Affiliates pursuant to a written agreement, which are not in connection with the offer and sale of securities in a capital-raising transaction.

N.

“Disability” means with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code.  A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.  Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

O.

“Effective Date” means the effective date of this Plan as defined in Article XVII.

P.

“Eligible Employees” means each employee of the Company or an Affiliate.

Q.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.  Any references to any section of the Exchange Act shall also be a reference to any successor provision.

R.

“Fair Market Value” means, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded, or (b) if the Common Stock is not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code.  For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted.  For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

S.

“Family Member” means “family member” as defined in Section A.1.(5) of the general instructions of Form S-8.

T.

“GAAP” has the meaning set forth in Section 11.2(c)(ii).

U.

“Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parent (if any) under this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

V.

“Non-Employee Director” means a director of the Company who is not an active employee of the Company or an Affiliate.

W.

“Non-Qualified Stock Option” means any Stock Option awarded under this Plan that is not an Incentive Stock Option.

X.

“Other Stock-Based Award” means an Award under Article X of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, a restricted stock unit or an Award valued by reference to an Affiliate.

Y.

“Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

Z.

“Participant” means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to this Plan.

AA.

“Performance-Based Cash Award” means a cash Award under Article XI of this Plan that is payable or otherwise based on the attainment of certain pre-established performance goals during a Performance Period.

BB.

“Performance Goals” mean such performance goals as determined in writing by the Committee.

CC.

“Performance Period” means the duration of the period during which receipt of an Award is subject to the satisfaction of performance criteria, such period as determined by the Committee in its sole discretion.

DD.

“Performance Share” means an Award made pursuant to Article IX of this Plan of the right to receive Common Stock or cash of an equivalent value at the end of a specified Performance Period.

EE.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

FF.

“Plan” means this Empire Minerals Corp. 2007 Stock Incentive Plan, as amended from time to time.

GG.

“Reference Stock Option” has the meaning set forth in Section 7.1.

HH.

“Restricted Stock” means an Award of shares of Common Stock under this Plan that is subject to restrictions under Article VIII.

II.

“Restriction Period” has the meaning set forth in Subsection 8.3(a).

JJ.

“Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

KK.

“Section 162(m) of the Code” means the exception for performance-based compensation under Section 162(m) of the Code and any applicable Treasury regulations thereunder.

LL.

“Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury regulations thereunder.

MM.

“Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder.  Any reference to any section of the Securities Act shall also be a reference to any successor provision.

NN.

“Stock Appreciation Right” means the right pursuant to an Award granted under Article VII.  A Tandem Stock Appreciation Right shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for cash or a number of shares of Common Stock (as determined by the Committee, in its sole discretion, on the date of grant) equal to the difference between (a) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (b) the aggregate exercise price of such Stock Option (or such portion thereof).  A Non-Tandem Stock Appreciation Right shall mean the right to receive cash or a number of shares of Common Stock (as determined by the Committee, in its sole discretion, on the date of grant) equal to the difference between (i) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (ii) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

OO.

“Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants granted pursuant to Article VI.

PP.

“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

QQ.

“Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

RR.

“Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

SS.

“Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate.  In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director.  Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

TT.

“Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

UU.

“Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate.  In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director.  Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

VV.

“Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law).  “Transferred” and “Transferrable” shall have a correlative meaning.